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                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT, dated as of May 15, l997 by and between ROBOCOM SYSTEMS INC., a New York corporation (the "Company"), and HERBERT GOLDMAN, an individual residing at 68 Beaumont Drive, Plainview, New York 11803 ("Consultant").


                              W I T N E S S E T H:


         WHEREAS, Consultant has previously served as Executive Vice President - Operations of the Company and is currently a director of the Company; and

         WHEREAS, the Company desires to obtain the consulting services of Consultant for a three-year period of time on the terms and conditions hereinafter stated, and Consultant is willing to furnish his consulting services on such terms and conditions;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto agree as follows:

         Section 1.  Consultancy.

                  (a) The Company hereby engages Consultant to perform consulting services and Consultant hereby accepts such engagement on the terms provided herein. Consultant agrees that he will use his skills and abilities faithfully to promote the interests of the Company and to provide management of the Company such consulting services on an as needed basis as requested by the Company subject to the reasonable availability of Consultant as determined by the Consultant in his sole discretion. Such consulting services may, from time to time, be rendered by telephone and shall be performed in such manner and at such times as shall be convenient to Consultant in light of Consultant's other commitments and activities. Notwithstanding the foregoing, it is expressly understood and agreed that nothing herein shall constitute Consultant an employee or agent of the Company, except to the extent as might hereafter be agreed upon for a particular purpose, and that without the prior written consent of the Board of Directors or the President of the Company, Consultant shall not have the authority to obligate or commit the Company nor shall Consultant enter into any negotiations, contract or agreement with any third party which shall in any way bind, obligate or commit the Company.

                  (b) It is understood and agreed that Consultant shall not be required to provide any specified number of hours or days of service to the Company and the amount and timing of services Consultant provides, if any, is subject to Consultant's sole discretion.

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         Section 2. Term. The term of Consultant's engagement hereunder shall be three (3) years commencing on the date hereof and ending on May 15, 2000 (the "Term").

         Section 3. Compensation. For the agreements contained herein and for all services to be rendered by Consultant under this Agreement, the Company shall pay Consultant a retainer at the annual rate of $12,000, payable monthly. In addition to the above, the Company shall pay Consultant a per diem payment of $1,000 for each day the Consultant performs services for the Company at the request of the Company.

         Section 4. Reimbursement of Expenses. In addition to the fees payable under Section 3, the Company shall reimburse Consultant for all of his expenses incurred in connection with services rendered hereunder including, without limitation, expenses for travel, meals, entertainment and other miscellaneous business expenses. Consultant shall submit to the Company written, itemized expense accounts.

         Section 5.  Benefits.

                  (a) The Company agrees that for the term of this Agreement, Consultant shall be entitled to receive all perquisites he was entitled to receive as a full-time employee of the Company in his capacity as Executive Vice President - Operations.

                  (b) Consultant is entitled to participate in any retirement plan maintained by the Company for its employees (including, without limitation, pension, annuity, profit-sharing and deferred compensation plans), on the terms enjoyed by him as a full-time employee of the Company in his capacity as Executive Vice President - Operations.

                  (c) The Company will provide Consultant with the use of a full-size automobile comparable to the automobile the Company provides for Consultant as of the date hereof at no expense to Consultant, and will pay all costs attributable to that automobile, including leasing fees and the costs of repair, servicing, insurance, fuel and oil.

         Section 6. Option Grants. Upon the execution by the Company of an underwriting agreement in connection with a firm commitment underwritten public offering of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), on or prior to September 30, 1997, the Company shall grant to the Consultant, pursuant to and subject to the terms of the Company's 1997 Stock Option and Long-Term Incentive Compensation Plan, non-qualified stock options to purchase 15,000 shares of Common Stock at an exercise price equal to 110% of the price per share at which the Common Stock is sold to the public in such public offering. Such options shall vest on the first anniversary of the date of grant and shall expire on the fifth anniversary of the date of grant.

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         Section 7.  Noncompetition.

                  (a) Consultant expressly covenants and agrees that Consultant will not, during the Term and for a period of one (1) year thereafter, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business engaged in the design, development, marketing, installation or support of warehouse management systems or other computer integrated or turnkey systems or any business which provides products or services which are directly competitive with the Company's products or services as they exist on the date of this Agreement in the United States; provided, however, that Consultant may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time three percent (3%) of any class of stock or securities of such company.

                  (b) If any portion of the restrictions set forth in paragraph
(a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (c) Consultant declares that the foregoing time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Consultant agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

                  (d) The existence of any claim or cause of action by Consultant against the Company or any subsidiary of the Company other than under this Agreement shall not constitute a defense to the enforcement by the Company or any such subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

                  (e) Subject to the foregoing, nothing in this Agreement shall prevent Consultant from accepting any employment or consulting engagements of any kind or from otherwise accepting any business opportunity.

         Section 8. Death of Consultant. In the event of the death of Consultant during the term of this Agreement, the Company shall pay to Consultant's estate in lieu of any other amounts due and owing to Consultant pursuant to Section 3 a benefit to be paid within sixty (60) days of the death of Consultant equal the entire amount payable by the Company pursuant to Section 3 for the remaining term of this Agreement.

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         Section 9.  Termination

                  (a) Consultant's consultancy may be terminated for Cause at any time by the Company effective immediately upon written notice of such termination to Consultant (which notice shall contain the reason for such termination); provided that, with respect to (iii) below, written notice of termination shall be given only after advance written warning by the Company and a ten (10) day period to cease the event constituting Cause and such Cause continues after the end of such ten (10) day period. "Cause" for termination of consultancy shall mean only the occurrence of any of the following events:

                            (i) Willful misfeasance or nonfeasance of duty by
                                Consultant; or

                           (ii) Conviction of a crime of Consultant by a court
                                of competent jurisdiction, punishable by imprisonment; or

                          (iii) Consultant's failure to perform consulting
                                services as reasonably requested in writing by the Company with respect to material matters or failure of Consultant to comply with any material term of this Agreement.

                  (b) In the event the Company terminates Consultant's engagement as set forth in this Section 8, all compensation hereunder shall terminate, except for the payment to Consultant of such portion of Consultant's compensation payable under Section 3 as is accrued and unpaid during the period prior to termination.

         Section 10. Confidentiality. Except as may be required by law, Consultant will not, during the term of this Agreement, use directly or indirectly, for his own account or for the account of any person, or disclose to any person, the Company's proprietary information disclosed or entrusted to him or developed or generated by him in the performance of his duties hereunder, including but not limited to information relating to the Company's organizational structure, operations, business plans, technical projects, pricing data, production costs, research data or results, inventions, trade secrets, customer lists or other work product developed by or for the Company whether on the premises of the Company or elsewhere. The provisions of this
Section 9 shall not apply to any proprietary, confidential or secret information which is, at the commencement of the term of this Agreement or at some later date, publicly known under circumstances involving no breach of this Agreement or is lawfully and in good faith made available to Consultant without restrictions as to disclosure by a third party.

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         Section 11. Indemnification. The Company agrees to defend and shall indemnify and hold Consultant harmless from any and all liability, costs and expenses which may be assessed against Consultant by reason of the performance of his responsibilities and duties under the terms of this Agreement.

         Section 12. Representations and Warranties of Consultant. Consultant represents and warrants that the entering into by Consultant of this Agreement and the performance by Consultant hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under, any agreement, license, arrangement or understanding, whether written or oral, or any law, judgment, decree, order, rule or regulation to which Consultant is a party or by which he is bound.

         Section 13. Representations and Warranties of the Company. The Company represents and warrants that:

                  (a) The Company has all necessary power and authority to execute and deliver, and to perform all of its obligations under, this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                  (b) The entering into by the Company of this Agreement and the performance by the Company hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under, the terms of its certificate of incorporation or by-laws, or any agreement, license, arrangement or understanding, whether written or oral, or any law, judgment, decree, order, rule or regulation to which the Company is a party or by which it is bound.

         Section 14. Severability. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (i) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         Section 15. Entire Agreement. This Agreement contains the entire understanding and agreement between the Company (and its subsidiaries and affiliates) and Consultant with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by both parties.

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         Section 16. Successors. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including any person, partnership or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer. In every respect, this Agreement shall inure to the benefit of and be binding upon Consultant and his heirs, executors and personal representatives and, being personal in nature, shall not be assignable by Consultant.

         Section 17. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

         Section 18. Notices. Any notice, request, demand or other communication in connection with this Agreement must be in writing and shall be deemed to have been given and received five (5) days after a certified or registered letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or by certified mail, it shall not be deemed to have been given until actually delivered to and received by the party to whom it is addressed.

                  A. Notice to the Company shall be given at its principal mailing address, which at the time of execution of this Agreement is 511 Ocean Avenue, Massapequa, New York 11758, Attention: President, or at such other address as it may designate, with a copy to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022, Attention: Eric M. Hellige, Esq.

                  B. Notice to Consultant shall be given at his home address, which at the time of execution of this Agreement is 68 Beaumont Drive, Plainview, New York 11803, or at such other address as he may designate.

         Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 20. Survival. Each of the terms and provisions of this Agreement which are expressly or impliedly so intended shall survive the termination of this Agreement.

         Section 21. Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first stated above.


                                       ROBOCOM SYSTEMS INC.



                                       By: /s/ Irwin Balaban
                                          --------------------------------------
                                          IRWIN BALABAN
                                          President


                                           /s/ Herbert Goldman
                                          --------------------------------------
                                                    HERBERT GOLDMAN


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